EMPLOYMENT AGREEMENT
                              --------------------


                  THIS EMPLOYMENT AGREEMENT is entered into on April 11, 1997, effective as of February 15, 1997, among Mary J. George (the "Executive"), Bell Sports Corp., a Delaware corporation (the "Holding Company"), and Bell Sports, Inc., a California corporation (the "Operating Company"). The Holding Company and the Operating Company are collectively referred to herein as the "Company."

                  WHEREAS, the Company is engaged primarily in the business of designing, manufacturing, producing, distributing, marketing, advertising and selling auto racing helmets, bicycle helmets, bicycle accessories and related products;

                  WHEREAS, the Executive currently serves as the President, North America of the Operating Company;

                  WHEREAS, the Executive's abilities and services are unique and essential to the prospects of the Company; and

                  WHEREAS, the Company and the Executive desire to enter into this Agreement to provide for the employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

                  1. Employment; Term.

                  The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of this Agreement shall commence as of February 15, 1997 and shall end on February 15, 2000, unless earlier terminated pursuant to Section 4 hereof. As used herein, the term "Employment Period" shall mean the period from February 15, 1997 until the expiration of the term of this Agreement or the earlier termination of the term hereof pursuant to Section 4 hereof.

                  2. Position; Duties; Responsibilities. The Company shall employ the Executive as the President and Chief Operating Officer of the Holding Company and the Operating Company. The Executive shall faithfully and loyally perform to the best of her abilities all the duties reasonably assigned to her hereunder, shall devote such business time, attention and effort to the affairs of the Company as is reasonably necessary for the proper performance of such duties and shall use her reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may serve as a director, officer or paid consultant of business corporations other than the Company or civic or community organizations or entities, provided that such activities do not violate the terms of any of the covenants set forth in Section 7 hereof and such activities are approved prior to the commencement thereof by the Chairman of the Board and Chief Executive Officer of the Holding Company and the Operating Company (the "Company CEO").

                  3. Compensation.

                  (a) Base Salary. During the Employment Period, the Company shall pay to the Executive an annual base salary at the rate of $247,500 per annum, payable in accordance with the Company's executive payroll policy. Such base salary shall be reviewed annually, commencing July 1, 1997, and may be increased (but shall not be decreased) annually, in the sole discretion of the Company. The Executive's base salary, as such base salary may be increased annually hereunder, is referred to herein as the "Base Salary."

                  (b) Annual Performance Bonus. (i) The Executive shall be entitled to receive an annual performance bonus payable in cash for each full fiscal year of the Company during the term of this Agreement in accordance with the Company's management incentive program, as in effect from time to time. The annual performance bonus to which the Executive is entitled pursuant to this
Section 3(b) is referred to herein as the "Bonus."

                  (ii) The payment of each Bonus shall be made within 30 days after the Company's independent accountants shall have certified the Company's consolidated financial statements for the fiscal year to which such Bonus relates.

                  (iii) If the Company's fiscal year changes, the Executive's opportunity to earn the Bonus shall not be materially and adversely affected.

                  (c) Restricted Phantom Stock Units. (i) If during any 30 consecutive calendar day period (each such period being referred to herein as a "Measuring Period") within the Employment Period after July 15, 1997, the average of the closing prices of Holding Company common stock ("Common Stock"), as reported in The Wall Street Journal NASDAQ National Market Issues, equals or exceeds for the first time during the Employment Period after July 15, 1997 a dollar amount set forth below under "Stock Price," the Company's Management Stock Incentive Committee shall, within 15 days following the end of such Measuring Period, award the Executive the number of restricted phantom stock units (rounded to the nearest whole unit) having a value equal to the number set forth below under "Phantom Stock Award Multiple" multiplied by a fraction, the numerator of which is the Executive's Base Salary on the last day of such Measuring Period and the denominator of which is the closing price of the Common Stock (reported as described above) on the last day of such Measuring Period (or if such day is not a day on which the Common Stock is traded, then on the next preceding day on which the Common Stock was traded):

                                  Phantom Stock
                  Stock Price                    Award Multiple
                  -----------                    --------------

                    $ 8.00                                    one

                    $ 9.00                                    one

                    $11.00                                    one

                    $13.00                                    two

The Executive shall be awarded restricted phantom stock units as described in this Section 3(c)(i) for each dollar amount set forth above under "Stock Price" which is exceeded as described above, notwithstanding that more than one such dollar amount is exceeded during a single Measuring Period. A restricted phantom stock unit is an amount of cash equal to the closing price of the Common Stock (reported as described above) on the date of the determination of the value of such unit, which unit is subject to the restrictions on vesting described in this Section 3(c)(i). The Executive shall have no right to receive the amount of any restricted phantom stock unit awarded to the Executive until such unit becomes fully vested. All restricted phantom stock units awarded pursuant to this Section 3(c)(i) shall become fully vested upon termination of the Employment Period; provided, however, that in the event of the termination of the Executive's employment voluntarily by the Executive pursuant to Section 4(e) hereof or by the Company for "Cause" pursuant to Section 4(c) hereof (as such term is defined in such section), no such restricted phantom stock units shall vest, and all such restricted phantom stock units shall be forfeited. No interest shall accrue on restricted phantom stock units awarded pursuant to this Section 3(c)(i). In the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event, each dollar amount set forth above under "Stock Price" shall be appropriately adjusted so that the Executive's opportunity to be awarded restricted phantom stock units shall not be materially and adversely affected.

                  (ii) If the Board of Directors of the Company adopts an incentive plan which provides for the award of shares of restricted Common Stock and such plan is approved by the stockholders of the Company, shares of restricted Common Stock issuable pursuant to such plan shall be substituted for the restricted phantom stock units described in Section 3(c)(i) hereof, as provided in this Section 3(c)(ii). As of the date of approval of such plan by the stockholders of the Company (the "Approval Date") (A) the Executive shall have no further right to be awarded restricted phantom stock units pursuant to
Section 3(c)(i) hereof and, in lieu of such right, the Executive shall have the right to be awarded one share of restricted Common Stock pursuant to such plan for each restricted phantom stock unit to which the Executive would otherwise have been entitled pursuant to Section 3(c)(i) hereof, and (B) one share of restricted Common Stock issuable pursuant to such plan shall be substituted for each restricted phantom stock unit awarded to the Executive pursuant to Section 3(c)(i) hereof prior to the Approval Date. The shares of restricted Common Stock issuable to the Executive pursuant to this Section 3(c)(ii) shall be subject to the same terms and conditions with respect to vesting as are applicable to the restricted phantom stock units which may be awarded pursuant to Section 3(c)(i) hereof. Prior to the vesting of a share of restricted Common Stock issued to the Executive pursuant to this Section 3(c)(ii), the Executive shall have the right to vote such share, but shall have no right to any dividends payable on shares of Common Stock.

                  (d) Stock Options. In the discretion of the Company's Management Stock Incentive Committee, the Executive shall be eligible to receive options to purchase shares of Common Stock pursuant to the terms of the Bell Sports Management Stock Incentive Plans.

                  (e) Perquisites. During the Employment Period, the Executive shall be entitled to a cash automobile allowance in the amount of $400 per month.

                  (f) Reimbursement of Expenses. The Company shall reimburse the Executive for all expenses necessarily and reasonably incurred by her in connection with the business of the Company, upon presentation of proper receipts or other proof of expenditure and subject to such reasonable guidelines or limitations provided to the Executive and applied prospectively, as established by the Company.

                  (g) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation and sick leave in accordance with Company policy.

                  (h)  Participation  in Benefit  Plans.  During the  Employment
Period, the Executive shall be entitled to participate in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by the Company for its senior executives generally, which plans shall not differ in value in any manner materially adverse to the Executive from those in which the Executive currently participates.

                  4.  Termination.

                  (a) Death. Upon the death of the Executive, this Agreement shall automatically terminate and all rights of the Executive and her heirs, executors and administrators to compensation and other benefits hereunder shall cease, except (i) for Base Salary which shall have accrued to the date of death,
(ii) any restricted phantom stock units awarded pursuant to Section 3(c)(i) hereof which have not been replaced by shares of restricted Common Stock, or any shares of restricted Common Stock issued pursuant to Section 3(c)(ii) hereof, shall be immediately 100% vested and (iii) for rights to indemnification under
Section 5 hereof.

                  (b) Disability. The Company may, at its option, terminate this Agreement upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of her hereunder for a continuous period of 120 days or any 180 days out of any 12-month period. Upon such termination, all obligations of the Company hereunder shall cease, except (i) for Base Salary which shall have accrued to the date of termination, (ii) any restricted phantom stock units awarded pursuant to Section 3(c)(i) hereof which have not been replaced by shares of restricted Common Stock, or any shares of restricted Common Stock issued pursuant to Section 3(c)(ii) hereof, shall be immediately 100% vested and (iii) for the rights to indemnification under Section 5 hereof. In the event of any dispute regarding the existence of the Executive's incapacity hereunder, the matter shall be resolved by the determination of a majority of three physicians qualified to practice medicine in the state of the Executive's residence, one to be selected by each of the Executive and the Company and the third to be selected by such two designated physicians. For this purpose, the Executive shall submit to appropriate medical examinations.

                  (c) Cause. (i) The Company may, at its option, terminate the Executive's employment under this Agreement for "Cause" (as hereinafter defined). A termination for Cause shall not take effect until and unless the Company complies with this Section 4(c)(i). The Executive shall be given written notice by the Company of the intention to terminate her employment hereunder for Cause (the "Cause Notice"). The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have 10 days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure, the Cause Notice shall be deemed rescinded and of no force or effect.

                  (ii) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                           (A)  the  Executive's  refusal  to  perform  specific
directives of the Company CEO, which directives are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein;

                           (B) the  Executive's  admission  or  conviction  of a
felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

                           (C) any gross or willful  misconduct of the Executive
resulting in substantial loss to the Company or substantial damage to the Company's reputation; or

                           (D) any breach by the Executive of any one or more of
the covenants contained in Section 6 or 7 hereof, other than an inadvertent and unintentional breach of a covenant contained in Section 6 having an inconsequential effect upon the Company or any of its controlled affiliates.

                  (iii) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

                  (iv) If the Company terminates the Executive's employment for Cause, she shall be entitled to:

                           (A)  accrued  Base  Salary  through  the  date of the
termination of her employment;

                           (B) any Bonus  owing but not yet paid for any  fiscal
year ended on or before the Executive's termination of employment for Cause;

                           (C) any  amounts  owing but not yet paid  pursuant to
Section 3(e); and

                           (D) other or additional  benefits in accordance  with
applicable plans and programs of the Company.

                  (v) Notwithstanding anything to the contrary contained in this Agreement, if, following a termination of the Executive's employment for Cause, a court of competent jurisdiction, in a final determination, determines that the Executive was not guilty of the conduct that formed the basis for the termination, the Executive shall be entitled to the payments and the economic equivalent of the benefits she would have received had her employment been terminated by the Company without Cause.

                  (d) Termination Without Cause. If, during the Employment Period, the Company terminates the employment of the Executive hereunder for any reason other than a reason set forth in Section 4(a), 4(b) or 4(c):

                  (i) such termination shall be effective 90 days following written notice thereof by the Company to the Executive;

                  (ii) concurrent with such termination, the Company shall pay to the Executive an amount equal to her Base Salary accrued through the date of termination;

                  (iii) the Company shall continue to pay the Executive her Base Salary and all other benefits (excluding Bonus) which would otherwise be payable hereunder for a period of 18 months following the date of termination;

                  (iv) any  restricted  phantom stock units awarded  pursuant to
Section 3(c)(i) hereof which have not been replaced with shares of restricted Common Stock, or any shares of restricted Common Stock issued pursuant to
Section 3(c)(ii) hereof, shall be immediately 100% vested;

                  (v) all of the Executive's options to purchase Common Stock shall be immediately 100% exercisable;

                  (vi) the Executive shall be entitled to any amounts owing but not yet paid pursuant to Section 3(f); and

                  (vii) the Executive shall be entitled to her rights to indemnification under Section 5 hereof.

                  (e) Voluntary Termination. If, during the Employment Period, the Executive voluntarily terminates her employment hereunder for any reason whatsoever, such termination shall be effective 90 days following written notice thereof by the Executive to the Company and the Executive shall be entitled to the payments and benefits specified by Sections 4(d)(ii), (iii), (vi) and (vii) hereof, inclusive.

                  5. Indemnification. To the fullest extent permitted by law, the Restated Certificate of Incorporation of the Holding Company and the Articles of Incorporation of the Operating Company, the Executive (and her heirs, executors and administrators) shall be indemnified by the Company and its successors and assigns. The obligations of the Company pursuant to this Section 5 shall survive the termination of the Employment Period, except as otherwise provided herein.

                  6. Confidentiality. The Executive shall at all times during the Employment Period and thereafter hold in confidence any and all Confidential Information (as hereinafter defined) that may have come or may come into her possession or within her knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company or its controlled affiliates. The Executive agrees that neither she nor any person or enterprise controlled by her will for any reason directly or indirectly, for herself or any other person, use or disclose any trade secrets, proprietary or confidential information, inventions, manufacturing or industrial processes or procedures, patents, trademarks, trade names, customer lists, service marks, service names, copyrights, applications for any of the foregoing, or licenses of other rights in respect thereof (collectively, "Confidential Information"), owned or used by, or licensed to, the Company or any of its controlled affiliates, provided that the Executive may disclose Confidential Information which has become generally available to the public other than as a result of a breach of this Agreement by the Executive or pursuant to an order of a court of competent jurisdiction or of a governmental agency, department or commission. Upon termination of her employment under this Agreement, the Executive shall promptly surrender to the Company all documents she believes contain Confidential Information and that are within her possession or control, other than documents to which the Executive is or was a party or that relate to the Executive or the basis, or purported basis, on which her employment was terminated.

                  7. Noncompetition and Nonsolicitation. (a) Subject to the following sentence, the Executive agrees that from the date hereof and subsequent to the termination of her employment under this Agreement and continuing for a period of two years (the "Noncompete Period"), neither she nor any person or enterprise controlled by her will become a stockholder, lender, director, officer, agent or employee of a corporation or member of or lender to a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage directly or indirectly in any business, that is in competition with the business then conducted by the Company or any of its controlled affiliates in any state in the United States or any other country in which the Company or any of its controlled affiliates has engaged in such business during the term of the Executive's employment under this Agreement; provided, however, that the foregoing shall not prohibit the Executive from owning less than two percent of the outstanding securities of any class of capital stock of a corporation the securities of which are regularly traded or quoted on a national securities exchange or on an inter-dealer quotation system.

                  (b) The Executive agrees that during the Noncompete Period, neither she nor any person or enterprise controlled by her will (i) solicit for employment or employ any person who was employed by the Company or any of its controlled affiliates at any time within one year prior to the time of the act of solicitation or (ii) in any way cause, influence, induce or attempt to persuade any person who was employed by the Company or any of its controlled affiliates at any time within one year prior to the time of such act to terminate her employment relationship with the Company or any of its affiliates.

                  (c) Relief, Reformation; Severability. The Executive acknowledges that there is no adequate remedy at law for a breach of this
Section 7 and that, in the event of such a breach or attempted breach, the Company shall be entitled to injunctive or other equitable relief to prevent any such breach, attempted breach or continuing breach, without prejudice to any other remedies for damages or otherwise. The Executive agrees that the covenants contained in this Agreement are separate and are reasonable in their scope and duration and that the Executive shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of such covenants. Notwithstanding the foregoing, in the event that a covenant contained in this Agreement shall be deemed by any court to be unreasonably broad in any respect, the parties agree that the court may modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

                  8. Inventions. The Executive hereby assigns to the Company her entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by her during the term of her employment by the Company, which may pertain directly or indirectly to the Company's business. The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

                  9. Remedies. The Executive acknowledges that any material breach of this Agreement will cause irreparable harm to the Company, that such harm will be difficult if not impossible to ascertain, and that the Company shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy.

                  10. Insurance. The Company may, at its election and for its benefit, insure the Executive against disability, accidental loss or death and the Executive shall submit to such physical examinations and supply such information as may be required in connection therewith.

                  11.  Assignment.  The rights  and  benefits  of the  Executive hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company, and the heirs, executors and administrators of the Executive, and shall be assignable by the Company to any entity acquiring substantially all of the assets of the

Company,   whether  by  merger,   consolidation,   sale  of  assets  or  similar
transaction.

                  12. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, sent by certified or registered mail or sent by overnight courier service as follows: if to the Executive, to her address as set forth in the records of the Company, and if to the Company, to the address of its principal executive offices, attention: Chief Executive Officer, with a copy to Larry A. Barden, Esq., Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or to any other address designated by any party hereto by notice similarly given.

                  13. Waiver of Breach. A waiver by the Company or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

                  14. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be modified only by an agreement in writing signed by the parties hereto.

                  15. Costs. In the event that a dispute shall arise between the parties hereto and such dispute is resolved by a court of competent jurisdiction, all reasonable attorneys' fees and costs of the Company and the Executive and all other costs and expenses of the Company and the Executive associated with such dispute shall be borne by the Company; provided that if it is determined that the claims of the Executive were without reasonable basis, each party shall bear her or its own attorneys' fees and costs.

                  16. Applicable Law. The terms of this Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Illinois.

                  17. Prior Agreements. This Agreement supersedes all prior agreements between the Executive and the Company concerning the Executive's employment with the Company, including the Employment Agreement effective as of June 13, 1995 between the Executive and the Operating Company, and none of such agreements shall be of any further force or effect whatsoever.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        BELL SPORTS CORP.


                                        By
                                          --------------------------------------
                                                       Terry G. Lee
                                                Chairman of the Board and
                                                 Chief Executive Officer



                                        BELL SPORTS, INC.


                                        By
                                          --------------------------------------
                                                       Terry G. Lee

                                                Chairman of the Board and
                                                 Chief Executive Officer


                                        EXECUTIVE:


                                          --------------------------------------
                                                       Mary J. George
                                       28